WAREHOUSING LINE OF CREDIT PROMISSORY NOTE

INTRODUCTION. This Warehousing Line of Credit Promissory Note (the "NOTE"), governs your line of credit (the "CREDIT LINE") with Coghlan Family Corporation. The words "BORROWER," "you," and "your," mean Genesis Financial, Inc., a Washington corporation. The words "LENDER," "we," "us," and "our," means Coghlan Family Corporation the entity that is making the loans and advances described in this NOTE. The CREDIT LINE will provide BORROWER with financing to acquire eligible real estate loans in accordance with the procedures described in this NOTE and the attached exhibits.

MAXIMUM CREDIT. The unpaid principal balance under the CREDIT LINE may not exceed Two Million Five Hundred Thousand Dollars and and 00/100ths ($2,500,000.00) outstanding at any given time during the term of the NOTE.

PROMISE TO PAY. You promise to pay LENDER the total of all loan advances and finance charges, together with all costs and expenses for which you are responsible under this NOTE. You will pay the CREDIT LINE according to the payment terms set forth below.

DUE DATE. You promise to pay the balance of this NOTE on January 1, 2010, or at the option of LENDER on demand. So long as this NOTE is in good standing, you may obtain advances on the CREDIT LINE in accordance with the procedures described in this NOTE and the attached exhibits.

INTEREST. Interest shall accrue on the daily net principal balance outstanding, and is payable on the 1st day of each month during the term of this loan. Interest will be calculated at One Percent (1.00%) over The Prime Rate quoted on the 1st day of the month prior to the payment date.

COMMITMENT FEE. BORROWER will pay LENDER annually One Half of One Percent (1/2%) of the Maximum Credit amount as a Loan commitment fee. This amount, aggregating $12,500.00 is payable on the date of this NOTE.

ADVANCES AND REPAYMENTS. BORROWER may request advances on the CREDIT LINE from time to time, and shall make payments against the outstanding principal balance from time to time in accordance with the terms of this note.

FINANCIAL COVENANTS. So long as this CREDIT LINE is in effect, BORROWER will comply with the "Financial Covenants" and the "Reporting Obligations" described in EXHIBIT A (attached). Each month, on or before the interest payment due date, BORROWER will provide a "Compliance Certificate" in form satisfactory to LENDER, either representing that BORROWER is in compliance with the applicable financial covenants, or describing the non-compliance and the steps being taken to bring BORROWER back into compliance.

SECURITY. This NOTE is secured by a first lien on all of the assets of BORROWER. The Security Agreement is attached as EXHIBIT B (attached).

PERSONAL GUARANTEES. This NOTE is jointly and severally personally guaranteed by Michael A. Kirk, an individual residing in Spokane, Washington. The personal guarantee agreement is attached as EXHIBIT C (attached).

DEFAULT. If BORROWER defaults in timely payment of any amount due under this NOTE, including non-payment upon LENDER'S demand, or is in default as a result of non-compliance with the Financial Covenant requirements or the provisions of the Security Agreement, and such default continues without cure for ten days, LENDER may pursue any legal or equitable remedies for collection of the amounts due. BORROWER waives presentment, demand for payment, protest, and notice of nonpayment. BORROWER agrees to pay LENDER all costs and expenses of collection of the amounts due or to become due under this NOTE, including reasonable attorneys' fees. Upon Lender's declaration of a default, and Borrower's failure to cure the default within ten days, the interest rate charged on this NOTE shall be the lesser of 12% per annum, or the highest rate then allowed by law.

ASSIGNMENT. This NOTE, the Security Agreement and the Personal Guarantees may be assigned by LENDER to an affiliated entity, and BORROWER consents to the assignment to such an affiliated entity. Assignment to an unaffiliated entity may only be done after written consent of BORROWER.

SIGNATURES. This NOTE is executed on January 1, 2008, in Spokane, Washington.

GENESIS FINANCIAL, INC.

____
Michael A. Kirk, President

ATTEST:

____
Doug Greybill, Vice President

Accepted this 14th day of Feb, 2008 in Spokane, Washington.

Coghlan Family Corporation

____
John R. Coghlan, President

Attest:

____
Brad E. Herr, Assistant Secretary

PERSONAL GUARANTY

The undersigned, Michael A. Kirk (Guarantor), personally and unconditionally guaranties that loan made, to Genesis Financial, Inc., a Washington corporation (Borrower), by to Coghlan Family Corporation (Lender), a Washington corporation in the original amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

Each guarantor is primarily and independently liable for this debt.

The guarantor agrees to pay any deficiency remaining after the lender realizes on any collateral security by sale or resale, but the lender shall not be required to first proceed against such security.

This guaranty shall not cease upon sale of the collateral without the written consent of the lender.

Any petition for bankruptcy by the original borrowers shall not affect this guaranty of the loan.

Guarantor and Lender hereby knowingly and voluntarily and intentionally waive the right to trial by jury of all issues related to this guaranty.

This guaranty may be executed/signed in counterparts, each of which shall be deemed an original and together shall constitute one in the same instrument

In witness whereof we have set our hands and seals this 1st day of January, 2008.

Michael A. Kirk

Witness

WAREHOUSING LINE OF CREDIT PROMISSORY NOTE

INTRODUCTION. This Warehousing Line of Credit Promissory Note (the "NOTE"), governs your line of credit (the "CREDIT LINE") with Coghlan Family Corporation. The words "BORROWER," "you," and "your," mean Genesis Financial, Inc., a Washington corporation. The words "LENDER," "we," "us," and "our," means Coghlan Family Corporation the entity that is making the loans and advances described in this NOTE. The CREDIT LINE will provide BORROWER with financing to acquire eligible real estate loans in accordance with the procedures described in this NOTE and the attached exhibits.

MAXIMUM CREDIT. The unpaid principal balance under the CREDIT LINE may not exceed Three Million Dollars and 00/100ths ($3,000,000.00) outstanding at any given time during the term of the NOTE.

PROMISE TO PAY. You promise to pay LENDER the total of all loan advances and finance charges, together with all costs and expenses for which you are responsible under this NOTE. You will pay the CREDIT LINE according to the payment terms set forth below.

DUE DATE. You promise to pay the balance of this NOTE on January 1, 2008, or at the option of LENDER on demand. So long as this NOTE is in good standing, you may obtain advances on the CREDIT LINE in accordance with the procedures described in this NOTE and the attached exhibits.

INTEREST. Interest shall accrue on the daily net principal balance outstanding, and is payable on the 1st day of each month during the term of this loan. Interest will be calculated at Eight (8.0%) percent per annum, beginning January 1, 2006.

COMMITMENT FEE. BORROWER will pay LENDER One Half of One Percent (1/2%) of the Maximum Credit amount as a Loan commitment fee. This amount, aggregating $15,000.00 is payable on the date of this NOTE.

ADVANCES AND REPAYMENTS. BORROWER may request advances on the CREDIT LINE from time to time, and shall make payments against the outstanding principal balance from time to time in accordance with the terms of this note.

FINANCIAL COVENANTS. So long as this CREDIT LINE is in effect, BORROWER will comply with the "Financial Covenants" and the "Reporting Obligations" described in EXHIBIT A (attached). Each month, on or before the interest payment due date, BORROWER will provide a "Compliance Certificate" in form satisfactory to LENDER, either representing that BORROWER is in compliance with the applicable financial covenants, or describing the non-compliance and the steps being taken to bring BORROWER back into compliance.

SECURITY. This NOTE is secured by a first lien on all of the assets of BORROWER. The Security Agreement is attached as EXHIBIT B (attached).

PERSONAL GUARANTEES. This NOTE is jointly and severally personally guaranteed by Michael A. Kirk, an individual residing in Spokane, Washington. The personal guarantee agreement is attached as EXHIBIT C (attached).

DEFAULT. If BORROWER defaults in timely payment of any amount due under this NOTE, including non-payment upon LENDER'S demand, or is in default as a result of non-compliance with the Financial Covenant requirements or the provisions of the Security Agreement, and such default continues without cure for ten days, LENDER may pursue any legal or equitable remedies for collection of the amounts due. BORROWER waives presentment, demand for payment, protest, and notice of nonpayment. BORROWER agrees to pay LENDER all costs and expenses of collection of the amounts due or to become due under this NOTE, including reasonable attorneys' fees. Upon Lender's declaration of a default, and Borrower's failure to cure the default within ten days, the interest rate charged on this NOTE shall be the lesser of 12% per annum, or the highest rate then allowed by law.

ASSIGNMENT. This NOTE, the Security Agreement and the Personal Guarantees may be assigned by LENDER to an affiliated entity, and BORROWER consents to the assignment to such an affiliated entity. Assignment to an unaffiliated entity may only be done after written consent of BORROWER.

SIGNATURES. This NOTE is executed on January 1, 2006, in Spokane, Washington.

GENESIS FINANCIAL, INC.

____
Michael A. Kirk, President

ATTEST:

____
Doug Greybill, Vice President

Accepted this 18th day of April, 2006 in Spokane, Washington.

Coghlan Family Corporation

____
John R. Coghlan, President

Attest:

____
Brad E. Herr, Assistant Secretary

Acknowledgment of Initial Financing Statement

File Number	**2006-109-2316-8**
File Date/Time	04/19/2006 11:13AM
Lapse Date	04/19/2011
Initial Filing Number	2006-109-2316-8
Fee Amount ($US)	10.00
Filing Office	WA DOL
File Status	Accepted
Debtor	Genesis Financial, Inc. 200 N. Mullan Rd Suite 217 Spokane Valley WA 99206 USA Organizational Type: Corporation Jurisdiction: WA Organizational ID: 602-176-192
Secured Party	Coghlan Family Corp 200 N. Mullan Rd Suite 217 Spokane Valley WA 99206 USA
Collateral	All buildings, structures, appurtenances, improvements, equipment, machinery, fixtures, goods, accounts, accounts receivable, general intangibles, documents, instruments and chattel paper, and all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any leas or agreement pertaining to, the real property located in the County of Spokane, Stated of Washington, as hereinafter more particularly described, including without limitation: (A) All of the income, rents, royalties, issues, profits, revenue and other benefits of any and all of such real property; (B) All of the estate, interest or other claim or demand in and to such real property, including without limitation all deposits made with or other security given to utility companies by Debtor with respect to such real property and the improvements thereon, and all advance payments of insurance premiums made by Debtor with respect thereto and all claims or demands with respect to insurance; (C) All furniture and furnishings, buildings, service equipment, building materials, supplies, machinery, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or air conditioning purposes, or for sanitary or drainage purposes, or for the removal of dust, refuse or garbage), partitions, appliances, ranges, refrigerators, cabinets, laundry equipment, radios, televisions, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, lobby furnishings, games and recreational and swimming pool equipment and incinerators, all vehicles and accessories, tools, jettings and parts and all other personal property of every kind and description; (D) All proceeds and claims arising on account of any damage to or taking of such real property or any improvements thereon or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of such real property or any improvements; (E) All substitutions, accessions, additions and replacements to any of the foregoing; and (F) All personal property herein acquired or to acquired; (G) All proceeds of any of the foregoing, including without limitation, proceeds of any voluntary or involuntary disposition or claim representing any part thereof (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper, account receivable, and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof. The filing of this financing statement shall not be construed to derogate from or impair the lien or provisions of the Promissory Note from

Debtor to Secured Party encumbering such real property (if applicable) with respect to any property described therein which is real property or which the parties have agreed to treat as real property. The hereby-stated intention of Debtor and Secured Party is that everything used in connection with the production of income from such real property or adapted for use therein is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as, real property and part of the real property encumbered by such Promissory Note, irrespective of whether or not the same is physically attached to the improvements thereon. Similarly, nothing in this financing statement shall be construed to alter any of the rights of Secured Party as determined by such Promissory Note or the priority of the Secured Party as determined by such Promissory Note or the priority of the Secured Party lien created thereby, and this financing statement is declared to be for the protection of Secured Party in the event any court shall at any time hold that notice of Secured Party priority of interest in any property or interests described in such Promissory Note, in order to be effective against a particular class of persons, including but not limited to the United States Government and any agencies thereof, be filed in the office wherein this financing statement is filed. The real property (if any) referred to above is located in the County of Spokane, State of Washington, including all appurtenances and all buildings, structures, improvements and fixtures now or in the future located on such real property.

Search On NONE

This acknowledgment reflects the information that was filed with the Department of Licensing, Uniform Commercial Code office, on this date.

THE SEAL OF THE STATE OF WASHINGTON 1889

Elizabeth A. Luce

Elizabeth Luce, Director, Department of Licensing

4/19/2006